SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                           (AMENDMENT NO.           )

         Filed by the Registrant [X]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

                  [X] Preliminary Proxy Statement

                  [ ] Confidential, for Use of the Commission
                      Only (as permitted by Rule 14a-6(e)(2))

                  [ ] Definitive Proxy Statement

                  [ ] Definitive Additional Materials

                  [ ] Soliciting Material Pursuant to ss.
                      240.14a-11(c) or ss. 240.14a-12

                            CYBEROPTICS CORPORATION
                (Name of Registrant as Specified in its Charter)

                                 [Insert Name]
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

         Payment of Filing Fee (Check the appropriate box):

         [X]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

         [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

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(2) Aggregate number of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

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[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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                            CYBEROPTICS CORPORATION
                             2505 Kennedy Street NE
                              Minneapolis, MN 55413

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 14, 1996

To the Shareholders of
CYBEROPTICS CORPORATION:

The Annual Meeting of Shareholders of CyberOptics Corporation (the "Company") will be held on Wednesday, May 14, 1996, at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, at 3:30 p.m. for the following purposes:

         1)       To elect six directors;

         2) To approve an amendment to the Company's Restated Stock Option Plan to increase the number of shares reserved for issuance upon exercise of options granted thereunder by 400,000 shares and to place limitations on the number of shares granted under the plan in any fiscal year designed to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended;

         3) To approve an amendment to the Articles of Incorporation of the Company that increases the number of authorized shares of Common Stock from 10,000,000 shares to 25,000,000 shares; and

         4) To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of Common Stock at the close of business on April 3, 1996, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                                              By Order of the Board of Directors


                                              Thomas Martin
                                              Secretary
Minneapolis, Minnesota
April 7, 1996




                   IMPORTANT - PLEASE MAIL YOUR PROXY PROMPTLY

   In order that there may be a proper representation at the meeting, you are urged, whether you own one share or many, to promptly complete, sign and mail your proxy.


                             CYBEROPTICS CORPORATION

                             2505 Kennedy Street NE
                              Minneapolis, MN 55413

                                 PROXY STATEMENT

                    ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                 ON MAY 14, 1996

The accompanying Proxy is solicited on behalf of the Board of Directors of CyberOptics Corporation (the "Company") for use at the Annual Meeting of Shareholders to be held May 14, 1996, at 3:30 p.m. at the Radisson Plaza Hotel, 35 South 7th Street, Minneapolis, Minnesota 55402, and at any adjournments thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholder's Meeting and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit Proxies for the management of the Company by means of mail, telephone or personal calls.

Shares of the Company's common stock, no par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is made, the proxy will be voted for the election of the nominees for director named in this Proxy Statement and any other matters properly brought before the meeting. Shares voted as a "withhold vote for" one or more directors will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors with respect to which the shareholder has abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to the matters voted on at the meeting.

Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

Only holders of record of Common Stock at the close of business on April 3, 1996, will be entitled to receive notice of and to vote at the meeting. On April 3, 1996, the Company had _________________ shares of Common Stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1995, is being furnished to each shareholder with this Proxy Statement. This Proxy Statement is being mailed to shareholders on or about April 7, 1996.

                        PROPOSAL I: ELECTION OF DIRECTORS

NOMINEES

Six persons have been nominated for election at the annual meeting: Steven K. Case, Alex B. Cimochowski, George E. Kline, Steven M. Quist, P. June Min, and Erwin A. Kelen. Each nominee is currently a director of the Company. All nominees elected at the Annual Meeting will serve until the next Annual Meeting or until their earlier death, resignation, removal, or disqualification. The persons named in the accompanying Proxy intend to vote the Proxies held by them in favor of the nominees named below as directors, unless otherwise directed. The affirmative vote of a majority of the voting shares represented at the meeting is required for the election of each director. Should any nominee for director become unavailable for any reason, the Proxies will be voted in accordance with the best judgment of the persons named therein. The Board of Directors has no reason to believe that any candidate will be unavailable.

The following information is furnished with respect to each nominee as of February 29, 1996:


                                         PRINCIPAL OCCUPATION AND
NAME AND AGE                        BUSINESS EXPERIENCE FOR PAST FIVE YEARS                        DIRECTOR SINCE
------------                        ---------------------------------------                        --------------
Steven K. Case               President and Director of the Company since its inception;              January 1984
Age 47                       Professor of Electrical Engineering at the University of Minnesota
                             since 1978.

Alex B. Cimochowski          Independent business consultant since September 1995; Chief                 May 1984
Age 56                       Executive Officer of Delphax Systems from November 1988 to
                             September 1995; President of Edgcore Technology, Inc. from
                             September 1983 to April 1988 and consultant thereto from April
                             1988 to November 1988.

Erwin A. Kelen               Private investor since 1990; President of Datamyte Corporation, a      February 1995
Age 60                       subsidiary of Allen Bradley Co., from 1984 until 1990.  Director of
                             Printronix, Inc., Insignia Systems, Inc. and Computer Network
                             Technologies, Inc.

George E. Kline(1)(2)        Private investor and financial consultant for more than five years.        June 1986
Age 60                       Director of Applied Biometrics, Inc., Pet Food Warehouse, Inc.,
                             Health Fitness Physical Therapy, Inc. and Rimage Corporation.

P. June Min                  President and Chief Executive Officer of AS Corp., a                   February 1995
Age 60                       semiconductor fabrication company located in Korea since April
                             1995.  Vice President, and the Chief Executive Officer of the
                             Semiconductor Division of Daewoo Corporation from November
                             1993 to April 1995; Chairman and Chief Executive Officer of
                             Intellect, Inc., a consulting firm, since May 1990; Chairman and
                             Chief Executive Officer of CyberTech, Inc., a computer simulation company, from September 1992 to August 1993; Chairman and
                             Chief Executive Officer of Liberty Systems, Inc., an engineering design house, from September 1988 to June 1992; President and
                             Chief Executive Officer of Western Digital Korea, Ltd. from October
                             1987 to April 1990.

Steven M. Quist(1)(2)        President of Rosemount Measurement Division of Rosemount Inc.,             June 1991
Age 50                       a subsidiary of Emerson Electric Co., and an employee of
                             Rosemount  Inc. since 1970.




----------
(1)  Member of Audit Committee
(2)  Member of Compensation Committee


COMPENSATION OF DIRECTORS

Directors are paid $1,000 per board meeting attended and are reimbursed for their expenses in attending meetings. In addition, in accordance with the Company's Stock Option Plan for Non-employee Directors, each director who is not also an employee (all directors except Dr. Case) were granted an option to purchase 12,000 shares of Common Stock upon initial adoption of the amended plan (October 12, 1993) or upon their election as directors of the company (February 13, 1995, in the case of Mr. Kelen and Dr. Min). All of such options have an exercise price equal to the fair market value of the Common Stock on the date of grant, are exercisable to purchase 25% of the shares subject thereto commencing on the date of the first annual shareholder meeting after the date of grant and are exercisable with respect to an additional 25% at each of the next three annual shareholder meetings at which the director is reelected. All such options expire ten years after the date of grant.

In consideration of consulting services, on February 13, 1995, Mr. Kelen was also granted an option to purchase an additional 30,000 shares of Common Stock with an exercise price of $9.25 per share (the fair market value on such date). Such option becomes exercisable with respect to 625 shares commencing on March 13, 1995, and monthly with respect to an additional 625 shares in each month during the following four years. The option expires ten years from the date of grant.

Dr. Min is President and sole shareholder of Intellect, Inc., a consulting firm retained by the Company in 1992 to assist in the Company's sales and marketing efforts in Korea. Pursuant to an agreement with Intellect, Intellect is entitled to commissions on the sale of certain of the Company's products, provision of services and license of certain technology in Korea. During 1995, Intellect received $27,424 pursuant to such agreement. In addition, Dr. Min received an option to purchase 5,000 shares of the Company's Common Stock at $6.25 per share (the fair market value on such date) in January 1994 in consideration of such consulting services.

COMMITTEES/MEETINGS

Except for its Compensation Committee and Audit Committee, the Company does not have any standing committees, including any nominating committee, of the Board of Directors. The Audit Committee, consisting of Messrs. Quist and Kline, reviews the Company's arrangements with its auditors, the substance of the audit and interested party transactions. The Compensation Committee (formerly the Stock Option Committee), currently consisting of Messrs. Kline and Quist, administers the Company's Restated Stock Option Plan and 1992 Employee Stock Purchase Plan and determines compensation policy and levels for the Company's executive officers. During the fiscal year ended December 31, 1995, the Board of Directors of the Company met four times and acted once by writing in lieu of meeting, the Compensation Committee met four times and acted twice by writing in lieu of meeting and the Audit Committee met one time. Every nominee for director, except Mr. Cimochowski who missed one meeting of the Board, attended each such meeting.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE COMMON STOCK REPRESENTED AT THE MEETING IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE.


              PROPOSAL II--AMENDMENTS TO RESTATED STOCK OPTION PLAN

On February 16, 1996, the Company's Board of Directors adopted, subject to shareholder approval, amendments to the Company's Restated Stock Option Plan (the "Plan") to (i) increase the number of shares of Common Stock available for stock options granted thereunder by 400,000 shares and (ii) to impose limits on the size of grants that may be made to individuals under the Plan, designed to comply with section 162(m) of the Internal Revenue Code of 1986, as amended.

The Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee may grant stock options which are "incentive stock options" as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as incentive stock options. All incentive stock options granted under the Plan must have an exercise price equal to the fair market value of the Common Stock on the date of grant (or, in the case of individuals holding more than 10% of the outstanding Common Stock of the company, 110% of such fair market value). No option granted under the Plan may have a term exceeding ten years. Although the Plan does not generally specify the terms upon which options become exercisable and such terms may be altered at the discretion of the Compensation Committee, the Company has generally granted options that expire five years from the date of grant and that become exercisable ("vest") in annual increments of 25% of the shares commencing one year from the date of grant. Options may be exercised under the Plan by payment of the exercise price in cash or by tendering to the Company shares of the Company's Common Stock previously owned by the optionee having a fair market value on the date of exercise equal to the option exercise price (or the portion thereof not paid in cash).

All employees, officers, consultants or independent contractors providing services to the Company and its subsidiaries and affiliates in which the Company has a significant equity interest are eligible to receive options under the Plan. No director of the Company who is not also an officer is eligible to receive options under the Plan. The Plan will terminate in May 2004.

Under the terms of the Plan, an incentive stock option terminates prior to its expiration date in the event that the optionee leaves the employ of the Company. If the holder of an incentive stock option is terminated by the Company for gross or willful misconduct, the options terminate upon the cessation of the employment relationship. If the holder of an incentive stock option dies or becomes disabled while in the employ of the Company, the option remains exercisable (to the extent it was exercisable upon death or disablement) for a period of one year following an optionee's death or disablement. The holder of an incentive stock option who leaves the Company for reasons other than gross or willful misconduct, death or disability has one month after termination to exercise his or her options (to the extent that such options were exercisable as of the termination of employment).

Under current provisions of the Code, upon the granting of either incentive or nonqualified stock options, no income will be recognized by the optionee and no deduction will be allowable to the Company. At the time of exercise of an incentive stock option for cash, no income will be recognized by the optionee although the spread between the option price and the fair market value of the shares on the date of exercise will be a tax preference item used in the calculation of an optionee's alternative minimum tax. At the time of exercise of a nonqualified stock option for cash, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid will be ordinary income to the optionee and deductible by the Company (subject to the usual rules of ordinary and reasonable compensation deductions).

The Company's Board of Directors and shareholders initially adopted the Plan in January 1985 and amended the Plan in April 1988, April 1990, May 1992, May 1993 and May 1994. Before the proposed amendment, a total of 494,018 shares of Common Stock were reserved for issuance under the Plan. At February 29, 1996, there remained 70,505 shares available for future awards under the Plan. The proposed amendment would increase the number of shares available for future grant under the Plan as of February 29, 1996 to 470,505 shares.

Of such shares available for future grant, the Compensation Committee granted, effective February 24, 1996, and contingent upon approval of the amendment to the Plan by shareholders, options to purchase the following shares to the executive officers named in the summary compensation table below:

                                                   Shares Subject
                  Name and Position                  To Option
                  -----------------                  ---------
                  Steven K. Case                     70,000
                  Kent O. Lillemoe                   35,000
                  Jeffrey A. Jalkio                  30,000

All of such options granted to Messrs. Case, Lillemoe and Jalkio will have an exercise price equal to the market value of the Common Stock on the date of the Annual Meeting. No options have been granted, or specifically reserved for grant, to any other executive officer or director out of the increased reservation resulting from the proposed amendment.

The Company uses stock options as its principal long-term incentive to executives and key employees. The Board of Directors believes that options are an important tool in attracting, motivating and retaining key employees and continues to use stock options as an important ingredient in executive officer compensation. The Board of Directors believe that the proposed increase in the number of shares reserved for issuance under the Plan is necessary to continue to attract and retain talented individuals interested in the success of the Company.

The proposed amendments would also limit to 100,000, the number of options that may be granted to any single individual during a fiscal year. This amendment is proposed to cause the Plan to qualify for an exemption under Section 162(m) of the Code. If the Plan qualifies for such an exemption, income created by options granted to executive officers under the Plan would not be included in income paid to the executive for purposes of determining whether the Company is entitled to a deduction for the executive's income from the Company that exceeds $1,000,000. If an executive's income from the Company exceeds such amount and an exemption is not available under Section 162(m), the Company would not be entitled to a deduction for compensation in excess of such amount paid to the executive. Although the Company does not have any present intentions of granting fixed or cash compensation to an executive that would cause annual income attributable to the Company to exceed $1,000,000, certain stock related benefits, such as stock options, could create income that would normally be deductible by the Company but would be excluded from deduction if an exemption from Section 162(m) does not apply. Accordingly, the Board of Directors believes that an amendment designed to qualify the Plan for an exemption under Section 162(m) is in the best interests of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE PLAN. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH PROPOSAL, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE IS REQUIRED FOR THE APPROVAL OF THE PROPOSAL.

        PROPOSAL III. AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 25,000,000

On February 16, 1996, the Board of Directors approved, subject to shareholder approval, an amendment to the Articles of Incorporation of the Company that will increase the authorized number of shares of Common Stock from 10,000,000 shares to 25,000,000 shares. If the amendment is approved by the Company's shareholders, the first sentence of Article 3 of the Company's Articles of Incorporation will read as follows:

         The aggregate number of shares of stock which this corporation is authorized to issue is 30,000,000 shares, of which 25,000,000 shall be common shares of no par value, and of which 5,000,000 shall be preferred shares of no par value.

The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently do not) entitle the holders thereof to preemptive or cumulative voting rights.

The Board of Directors believes that the additional authorized shares of Common Stock are necessary to provide the Company with flexibility to structure future transactions, including possible acquisitions, to provide for future issuance under the Company's Restated Stock Option Plan (if approved by the shareholders) or Employee Stock Purchase Plan, to allow for any future stock dividends or stock splits, and to meet any future needs to raise capital. There are, however, no present plans for issuing a material number of additional shares of Common Stock from the currently authorized shares of Common Stock or the additional shares of Stock proposed to be authorized pursuant to the amendment.

The issuance by the Company of shares of Common Stock may dilute the present equity ownership position of current holders of Common Stock. Unless required by law or by the rules of any stock exchange on which the Company's Common Stock may in the future be listed, no further authorized vote by the shareholders will be sought for any issuance of shares of Common Stock. Under existing National Association of Securities Dealers, Inc. ("NASD") regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with a transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of the Common Stock; or (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or
(iii) if the issuance would result in a change in control of the Company. Shareholder approval would also be required under NASD regulations for any issuance, other than an issuance under a plan approved by shareholders, of stock or stock purchase rights to officers or directors representing more than 25,000 shares.

The authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company.

The amendment also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

Although the Board of Directors has concluded that the potential benefits of the proposed amendment outweighs its possible disadvantages, the Board asks shareholders to consider, as the Board has done, those possible disadvantages. Shareholders may find the issuance of shares of Common Stock disadvantageous to the extent that it may be used to discourage takeovers which are not approved by the Board but in which shareholders may receive for some or all of their shares a substantial premium above market value at the time a tender offer is made. Thus, shareholders who may wish to participate in such a tender offer may be restricted in their opportunity to do so. In addition, because the proposed amendment may enable the Company to discourage tender offers, the amendment may make removal of the Board of Directors or management more difficult. To the extent that the adoption of the proposed amendment renders less likely a merger or other transaction opposed by the Company's incumbent Board of Directors, the effect of such adoption may be to assist the Board of Directors and management in retaining their existing positions.

If the amendment to the Company's Articles of Incorporation is approved by the shareholders at the Annual Meeting, such amendment will become effective when Articles of Amendment of the Articles of Incorporation are filed for record with the Secretary of State of the State of Minnesota.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS APPROVE THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES AS DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH PROPOSAL, UNLESS OTHERWISE DIRECTED. AN AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK REPRESENTED AT THE MEETING IN PERSON OR BY PROXY IS REQUIRED FOR THE APPROVAL OF THE PROPOSAL.


EXECUTIVE OFFICERS

The current executive officers of the Company are as follows:

Dr. Steven K. Case, 47, has been President and a director of the Company since its formation in January 1984. Dr. Case is also a professor in the Electrical Engineering Department of the University of Minnesota.

Kent O. Lillemoe, 37, a CPA and MBA, started as the Company's controller in September 1985, was elected Treasurer in January 1987 and has served as Vice President--Finance since February 1992.

Dr. Jeffrey A. Jalkio, 35, started as a Research Engineer for the Company in May 1987, became Director of Research and Development in July 1988 and was elected Vice President--Research in February 1992.

John D. Beagan, 54, started as Director of Manufacturing for the Company in September 1993, and became Vice President--Operations in February 1995. Mr. Beagan held executive officer positions in the manufacturing, development and customer service areas of Computer Network Technology Corporation, a manufacturer of mainframe network products, from 1987 to 1993.

Carl D. Moe, 49, started as Director of Sales and Marketing for the Company in October 1992, and became Vice President--Sales and Marketing in February 1995. Mr. Moe was President of the Danbury Group, a consulting firm specializing in market development of technology based products from 1988 until joining the Company.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by the President of the Company and each executive officer of the Company who received cash compensation from the Company during the year ended December 31, 1995 exceeding $100,000.

                                  ANNUAL COMPENSATION                          LONG-TERM COMPENSATION
                                  -------------------                          ----------------------
                                                                             AWARDS           PAYOUTS
                                                                             ------           -------
  NAME                                                    OTHER                                            ALL
   AND                                                   ANNUAL      RESTRICTED                           OTHER
PRINCIPAL                                                COMPEN-        STOCK                  LTIP       COMPEN-
POSITION                  YEAR     SALARY      BONUS     SATION        AWARDS       OPTIONS   PAYOUTS    SATION(1)
--------                  ----     ------      -----     ------        ------       -------   -------    ---------
Steven K. Case            1995    $140,000   $119,000                                 --                  $2,816
President, Director       1994     133,708     24,067                                 --                   2,414
                          1993     100,428      5,000                                35,000                2,577

Kent O. Lillemoe          1995     $90,000    $68,000                                 --                  $1,566
Vice President--          1994      80,000     14,472                                 --                   1,660
Finance                   1993      69,100      3,200                                25,000                1,361

Carl D. Moe               1995    $100,000   $119,000                                 --                  $1,974
Vice President--Sales     1994      90,000      --                                    --                   1,662
and Marketing             1993      90,000     11,200                                 --                   --

John D. Beagan            1995     $90,000    $68,000                                 --                  $1,658
Vice President--          1994      82,000     15,072                                19,000                --
Operations(2)             1993      18,100      --                                   26,000                --

Jeffrey A. Jalkio         1995     $85,000    $44,200                                 --                  $1,690
Vice President--          1994      80,000     14,400                                 --                   1,600
Research                  1993      67,500      3,200                                20,000                1,326


(1)  Consists of contributions to the Company's 401(k) plan.

(2)  Mr. Beagan became an employee of the Company in September, 1993.


STOCK OPTIONS

The Company maintains a Restated Stock Option Plan and a Stock Option Plan for Non-employee Directors. The Company may grant stock options to executive officers and other employees and consultants of the Company under the Restated Stock Option Plan. No options were granted to any of the officers named in the summary compensation table during 1995.

The following table sets forth information with respect to options exercised during 1995 and held by the officers named in the Summary Compensation Table as of December 31, 1995:

                   AGGREGATED OPTION EXERCISES IN 1995 AND OPTION VALUES AS OF DECEMBER 31, 1995


                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED OPTIONS    IN-THE-MONEY OPTIONS
                     SHARES                       AT DECEMBER 31, 1995(1)       AT DECEMBER 31, 1995 (2)
                    ACQUIRED         VALUE        -----------------------       ------------------------
 NAME              ON EXERCISE     REALIZED(3)  EXERCISABLE   UNEXERCISABLE    EXERCISABLE  UNEXERCISABLE
 ----              -----------     -----------  -----------   -------------    -----------  -------------
Dr. Case              33,000       $741,015       28,750         21,250         $ 934,063    $  708,437
Mr. Lillemoe          10,000        199,789       21,125         16,250           686,341       539,686
Mr. Moe               12,782        163,702        1,858         33,610            65,727     1,188,954
Mr. Beagan             6,500        133,250       11,250         27,250           382,063       926,813
Mr. Jalkio             8,250        202,942       21,250         13,750           680,934       455,311


(1) All of such options are exercisable at a price equal to the fair market value of the Common Stock on the date of grant.

(2) Represents the difference between the closing price of the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1995, and the exercise price of the options.

(3) Represents the difference between the option exercise price and the closing price of the Company's Common Stock as reported by Nasdaq on the date of exercise.

LONG-TERM INCENTIVE PLAN AWARDS/EMPLOYMENT AGREEMENTS

Other than its Restated Stock Option Plan, the Company does not maintain any long-term incentive plans, nor does it have any employment agreements with any of the executive officers named in the Summary Compensation Table.



                                                SHARES OUTSTANDING

The following table sets forth information pertaining to the ownership of the Company's Common Stock by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each officer named in the Summary Compensation Table, and by all officers and directors as a group as of February 29, 1996:


 NAME AND ADDRESS                                    AMOUNT AND NATURE                         PERCENT
OF BENEFICIAL OWNER                             OF BENEFICIAL OWNERSHIP(1)                    OF CLASS
-------------------                             --------------------------                    --------
Steven K. Case                                         303,488                                 5.3%
2505 Kennedy Street NE
Minneapolis, MN 55413

Nicholas-Applegate Capital Management(2)               272,500                                 4.8%
600 West Broadway
29th Floor
San Diego, CA 92101

Twentieth Century Companies, Inc.(3)                   482,600                                 8.6%
4500 Main Street
P.O. Box 418210
Kansas City, MO 64141-9210

Keystone Investment Management Company(4)              303,300                                 5.4%
200 Berkeley Street
Boston MA 02116

George E. Kline(5)                                      25,800                                  *

Alex B. Cimochowski(6)                                  44,671                                  *

Steven M. Quist                                         14,200                                  *

Erwin A. Kelen                                          15,750                                  *

P. June Min                                              8,000                                  *

Kent O. Lillemoe                                        57,486                                 1.0%

Carl D. Moe                                             16,726                                  *

John D. Beagan                                          11,250                                  *

Jeffrey A. Jalkio                                       42,640                                  *

All executive officers and
directors as a group (10 persons)                      540,011                                 9.3%



*Less than 1%

(1) Includes 35,000 shares for Dr. Case, 19,200 shares for Mr. Cimochowski, 13,200 shares for Mr. Quist, 11,750 shares for Mr. Kelen, 8,000 shares for Dr. Min, 12,500 shares for Mr. Lillemoe, 8,698 shares for Mr. Moe, 11,250 shares for Mr. Beagan, 27,500 shares for Dr. Jalkio and 147,098 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of February 29, 1996.

(2) Based on Schedule 13G filing dated February 7, 1996. Nicholas-Applegate Capital Management indicated in such filing that it held 5.0% of the outstanding shares. Held with sole dispositive power but not with voting power with respect to 69,300 of such shares.

(3) Based on Schedule 13G filing dated February 9, 1996, filed on behalf of Twentieth Century Companies, Inc., a holding company, an individual controlling person thereof, an investment advisor subsidiary thereof, and controlled investment funds.

(4) Based on Schedule 13G filing dated February 14, 1996, filed on behalf of Keystone Investment Management Company and investment funds that it controls.

(5) Includes 22,500 shares held by Venture Management Pension Plan and Trust of Minneapolis, Minnesota, of which Mr. Kline is trustee and sole beneficiary and 3,300 shares owned by Mr. Kline's spouse, the beneficial ownership of which Mr. Kline disclaims.

(6) Includes 1,650 shares owned by Mr. Cimochowski's spouse, the beneficial ownership of which Mr. Cimochowski disclaims.

Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the Securities and Exchange Commission (the "Commission") and the securities exchange on which the equity securities are registered. Specific due dates for these reports have been established by the Commission, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended December 31, 1995.

Based upon information provided by officers and directors of the Company, Dr. Case and Mr. Min each omitted one transaction on a form filed with respect to the 1995 fiscal year, but in each such instance such omission was corrected. All officers, directors and 10% shareholders otherwise filed all reports on a timely basis in the 1995 fiscal year.


                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The Company has selected Coopers & Lybrand L.L.P. as its independent accountants for its fiscal year ending December 31, 1996. Representatives of Coopers & Lybrand L.L.P., which has served as the Company's independent accountants since July 1994, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

                                     GENERAL

The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

Any proposal by a shareholder to be presented at the next Annual Meeting must be received at the Company's principal executive offices, 2505 Kennedy Street NE, Minneapolis, MN 55413, no later than December 9, 1996.

                                         BY ORDER OF THE BOARD OF
                                         DIRECTORS


                                         Thomas Martin
                                         Secretary
Dated:  April 7, 1996


--------------------------------------------------------------------------------


                                                                   As Amended on
                                                 April 22, 1988, April 17, 1990,
                                                     May 12, 1992, May 11, 1993,
                                                                May 10, 1994 and
                                                    as proposed for amendment on
                                                                   May 14, 1996.


                             CYBEROPTICS CORPORATION
                           RESTATED STOCK OPTION PLAN

1.       Purpose of Plan.

         This Plan shall be known as the "CyberOptics Corporation Restated Stock Option Plan" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of CyberOptics Corporation, a Minnesota Corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1954, as in effect prior to January 1, 1987 or the Internal Revenue Code of 1986, whichever is applicable (the "Code"), or options which do not qualify as Incentive Stock Options.

2.       Stock Subject to Plan.

Subject to the provisions of Section 12 hereof, the stock to be subject to options under the Plan shall be the Company's authorized Common Stock, no par value per share. Such shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to the adjustment as provided in Section 12 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 1,436,250 shares, less the number of shares issued upon exercise of options under the Plan since its initial adoption. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

3.       Administration of Plan.

         (a) The Plan shall be administered by a committee (the "Committee") of one or more directors of the Company who are not also employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) of the Securities and Exchange Commission, or any successor section. The members of the Committee shall be appointed by and serve at the pleasure of the Board of Directors of the Company.

         (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of this Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the terms of exercise of each option,
(iv) to accelerate the time at which all or any part of an option may be exercised, (v) to amend or modify the terms of any option with the consent of the optionee, (vi) to interpret the Plan, (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, (viii) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical) including the designation of those options intended to be Incentive Stock Options, and (ix) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 13 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters shall be final and conclusive.

         (c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

4.       Eligibility.

         Incentive Stock Options may only be granted to any full or part-time employee (which terms as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). Consultants or independent contractors providing valuable services to the Company or one of its subsidiaries who are not also employees thereof shall be eligible to receive options which do not qualify as Incentive Stock Options. Members of the Committee shall not be eligible to receive options under the Plan. In determining the employees to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall determine; provided, however, that (a) for Incentive Stock Options granted before January 1, 1987, the aggregate fair market value (determined as of the time the option is granted) of the Common Stock for which any employee may be granted Incentive Stock Options in any calendar year (under all plans described in Subsection (b) of Section 422A of the Code of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000 plus any unused limit carryover to such year, determined in the manner set forth in Section 422A(c)(4) of the Code, (b) for Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the stock with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (b)(7) of Section 422A of the Code of his employer corporation and its parent or subsidiary corporations) shall not exceed $100,000, and (c) notwithstanding any other provision in this Plan, no person may be granted an option or options under the Plan for more than 100,000 Shares in the aggregate in any one calendar year period. The foregoing annual limitation specifically includes the grant of any "performance-based" awards within the meaning of Section 162(m) of the Code..

5.       Price.

         The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than (i) the closing price of the stock as reported for composite transactions, if the Common Stock is then traded on a National Securities Exchange, (ii) the last sale price if the Common Stock is then quoted on the NASDAQ National Market System or (iii) the average of the closing representative bid and asked prices of the Common Stock as reported on NASDAQ. If on the date of grant of any option granted under the Plan the Common Stock of the Company is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable, which may include obtaining and relying on the opinion of one or more completely independent and well-qualified experts as to the fair market value of such Common Stock and such other facts and circumstances as it deems relevant.

6.       Term.

         Each option and all rights and obligations thereunder shall, subject to the provisions of Section 9, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an option may not extend more than ten (10) years from the date of granting of the option.

7.       Exercise of Option.

         (a) The Committee shall have full and complete authority to determine, subject to Section 9 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments and at such times during the term of the option as the Committee may determine.

         (b) No Incentive Stock Option granted before January 1, 1987, shall be exercisable while there is outstanding (within the meaning of subsection (c)(7) of Section 422A of the Code) any other Incentive Stock Option which was previously granted to the optionee to purchase stock in the Company or in a corporation which (at the time of the grant) was a parent or subsidiary corporation of the Company, or a predecessor corporation of any of such corporations.

         (c) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available order federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         (d) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering the Company's Common Stock already owned by the optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares; provided, however, that an optionee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such shares shall be determined as provided in Section 5 herein. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

8.       Additional Restrictions.

         The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's rights with respect thereto.

9.       Effect of Termination of Employment or Death.

         (a) In the event that the holder of an Incentive Stock Option shall cease to be employed by the Company or its subsidiaries, if any, for any reason other than his gross and willful misconduct or his death or disability, such holder shall have the right to exercise the option at any time within one month after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (b) In the event that the holder of an Incentive Stock option shall cease to be employed by the Company or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment, including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony, the option shall be terminated as of the date of the misconduct.

         (c) If the holder of an Incentive Stock Option shall die while in the employ of the Company or a subsidiary, if any, or within one month after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the Incentive Stock Option, such option may be exercised at any time within twelve months after his death or such disability by the personal representatives, administrators or, if applicable, guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

         (d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at anytime.

10.      Ten Percent Shareholder Rule.

         Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

11.      Non-Transferability.

         No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in Section g(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

12.      Dilution of Other Adjustments.

         If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan and in the number of shares and the price per share subject to outstanding options, in order to prevent dilution or enlargement of option rights.

13.      Amendment or Discontinuance of Plan.

         The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 12, no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum option price provided in Section 5 herein, (iii) extend the maximum option term under
Section 6, or (iv) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

14.      Time of Granting.

         Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

15.      Effective Date and Termination of Plan.

         Unless the Plan shall have been discontinued as provided in Section 13 hereof, the Plan shall terminate on March 2, 2004. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted.

--------------------------------------------------------------------------------

                             CYBEROPTICS CORPORATION
                 Proxy for the 1996 Annual Shareholders Meeting
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven K. Case and Kent O. Lillemoe, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 14, 1996, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:

1. ELECTION OF DIRECTORS:

   [ ] FOR all nominees (except as marked to the contrary below)

   [ ] WITHHOLD AUTHORITY to vote for all nominees

                 TO WITHHOLD AUTHORITY FOR A SPECIFIC NOMINEE,
                      PLACE A LINE THROUGH HIS NAME BELOW:
              Steven K. Case, Alex B. Cimochowski, George E. Kline,
                 Steven M. Quist, Erwin A. Kelen and P. Jun Min

2. TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE BY 400,000 SHARES AND TO COMPLY WITH SECTION 162(M) OF THE CODE

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION INCREASING AUTHORIZED SHARES OF COMMON STOCK TO 25,000,000 SHARES

                    [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING

                           (CONTINUED ON REVERSE SIDE)


This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all of the directors named in Item 1 and for approval of Items 2 and 3.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                  Dated: _________________________, 1996



                                  _______________________________________
                                                Signature


                                  _______________________________________
                                          Signature if held jointly


             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.